UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 18, 2004

                        ------------------------------

                          COMMISSION FILE NO. 33-75758

               RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                 TEXAS                                 75-2533518
(State of incorporation or organization)  (I.R.S. Employer Identification No.)


  SUITE 210, LB 59, 8080 NORTH CENTRAL EXPRESSWAY, DALLAS, TEXAS       75206
             (Address of principal executive offices)                (Zip Code)

      Registrant's telephone number, including area code: (214) 891-8294

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Item 5.  Other

                            INTRODUCTION AND SUMMARY

     Renaissance Capital Growth & Income Fund III (the "Fund") is filing this report on Form 8-K to announce that the Fund's auditor, Ernst & Young LLP ("E&Y"), has declined to issue an audit report on the Fund's financial statements for the fiscal year ending December 31, 2003 that would permit the Fund to file its Form 10-K with the Securities and Exchange Commission (the "SEC").(1)

     As discussed more fully below, E&Y's reasons for declining to issue the audit report relate to an oral comment from the staff of the SEC (the "Staff") suggesting that the Fund's investment advisory agreement (the "Investment Advisory Agreement") with the Fund's investment adviser, Renaissance Capital Group, Inc. (the "Investment Adviser"), might be invalid. The Fund and the Investment Adviser strongly believe that the Investment Advisory Agreement is valid, and have taken steps to minimize or eliminate any financial effects to the Fund and the Adviser even if the Investment Advisory Agreement were deemed to be invalid. Moreover, the Fund and the Investment Adviser are not aware of any litigation or contemplated litigation by the SEC or any other party relating to the validity of the Investment Advisory Agreement.

     E&Y has not identified or suggested any changes to the information presented in the Fund's financial statements. Nonetheless, E&Y has expressed the concern that, if the Investment Advisory Agreement is deemed to be invalid, and if the Investment Adviser is required to pay money to the Fund as a result of that invalidation, the Fund's prior financial statements might have to be restated to reflect that payment (that is, to reflect the fact that the Fund would receive money from the Investment Adviser).

     E&Y has advised the Fund and the Investment Adviser that it would not issue an audit opinion unless Fund counsel provides E&Y with an opinion to the effect that the possibility of a material adverse effect to the Fund as a result of this issue is "remote," as defined in an accounting pronouncement that all parties -- including E&Y -- appear to agree is not applicable in this instance. In addition, such an opinion is not required, or even recognized, by any auditing or accounting standards of which the Fund or the Investment Adviser is aware.

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(1)  E&Y has  advised the Fund that it would be willing to issue what it terms a
"qualified opinion" that would provide, in relevant part: "Because of the possible material effects on the financial statements [relating to any potential restatement of financial statements to reflect a payment from the Investment Adviser to the Fund in connection with the issues concerning the calculation of the incentive fee and the validity of the Investment Advisory Agreement], we are unable to, and do not, express an opinion on the Fund's financial statements." The Fund and the Investment Adviser view this as a disclaimer of an opinion, rather than a qualified opinion. In any event, the Fund and the Investment Adviser believe that this "opinion" would not permit the Fund to, among other things, successfully file its Form 10-K, retain its listing on Nasdaq, and access the public markets. E&Y has not offered to provide the Fund with any other audit opinion.

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

     The Fund's counsel offered to opine to E&Y, among other things, that it is unlikely that a court would invalidate the Investment Advisory Agreement, and that even if a court did invalidate that Agreement, the invalidation ought not to have a material effect on the financial condition or results of operations of the Fund. In the absence of court cases or other authority directly on point (among other reasons), the Fund's counsel was unable to use the "remote" standard.

     Despite the fact that the Fund and the Investment Adviser have worked diligently to attempt to provide E&Y with information, documents and other materials that would permit E&Y to issue an audit report, E&Y has declined to do so.

     E&Y has not resigned, and the Fund has not dismissed E&Y as its independent auditor. Nonetheless, the Fund is in the process of interviewing other audit firms, and hopes to select a new independent auditor shortly. E&Y has advised the Fund and the Investment Adviser that it will work with the new audit firm and that it is not currently withdrawing, qualifying or modifying its audit reports for any of the Fund's prior financial statements.

                                   BACKGROUND

     In October 2003, the Fund filed with the SEC a registration statement for a proposed rights offering (that registration statement was subsequently withdrawn). In connection with its review of that registration statement, the Staff of the SEC orally informed the Fund's counsel of two significant potential regulatory issues relating to the Investment Advisory Agreement. These issues are that: (1) the formula that has been used to calculate the incentive fee payable by the Fund to the Investment Adviser, and which has been in the Investment Advisory Agreement since 1998, is, in the Staff's view, inconsistent with the requirements of the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and (2) the current Investment Advisory Agreement, which has been in effect since 1998, may, in the Staff's view, not be valid because of (i) the inclusion of the incorrect formula for calculating the incentive fee (which the Staff suggests may invalidate the entire Agreement because Section 215 of the Advisers Act provides that any contract is void if its performance would violate a provision of the Advisers Act), and (ii) the failure to file a preliminary proxy statement with the SEC prior to sending to the Fund's shareholders a final proxy statement seeking shareholder approval for certain amendments to that Agreement.

     The Fund and the Investment Adviser, with the advice of counsel, disagree with the Staff on each of these issues. Nonetheless, the Fund and the Investment Adviser have taken steps to address the issues raised by the Staff, including steps which they believe have largely resolved any financial impact to the Fund. In addition, the independent directors of the Fund have engaged independent counsel to advise them on these matters.

     INCENTIVE FEE ISSUE. With respect to the formula to calculate incentive fees, the Staff contends that the formula contained in the Investment Advisory Agreement is inconsistent with Section 205(b)(3) of the Advisers Act, which provides that a BDC may charge an incentive fee that does not exceed 20 % of the "realized capital gains upon the [assets] of the [BDC]...computed net of all realized capital losses and unrealized capital depreciation." The formula

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contained in the Investment  Advisory  Agreement follows this  formulation,  but specifies that unrealized capital depreciation is to be computed as "unrealized capital losses" net of "unrealized capital gains." Other than the Staff's oral comments, the Fund and the Investment Adviser are not aware of any prior SEC interpretations, statutes, court cases or other authority suggesting that the Fund's formula is improper.

     The Fund and the Investment Adviser, with the advice of counsel, believe that the formula contained in the Investment Advisory Agreement is consistent with Section 205(b)(3). Nonetheless, the Fund has provided to the Staff a recalculation of the amount of incentive compensation it would have paid since inception, had the formula in the Investment Advisory Agreement been consistent with what the Fund believes to be the Staff's interpretation of Section 205(b)(3). Under that recalculation, the Fund has paid incentive allocations to the Investment Adviser of $149,555.51 more than it believes the Staff interpretation would permit. The Investment Adviser has reimbursed the Fund for this amount, plus interest, for a total reimbursement of $254,244.37. The Staff has not addressed whether it agrees or disagrees with this recalculation. The Fund's board of directors, which for this purpose is comprised only of the independent directors, has unanimously determined to accept this amount as an appropriate recalculation of the incentive fee.

     The Fund also intends to seek shareholder approval to amend the Investment Advisory Agreement to conform the incentive fee formula in that Agreement to the relevant language of the Advisers Act, and the Fund will in the future use the Staff's interpretation, as the Fund understands that interpretation, for the calculation of the incentive fee.

     VALIDITY OF INVESTMENT ADVISORY AGREEMENT. With respect to the validity of the Investment Advisory Agreement, the Staff has informed the Fund and the Investment Adviser that the Agreement may be deemed not valid as a result of the inclusion of the purportedly incorrect incentive fee formula (which the Staff suggests may invalidate the entire Agreement because Section 215 of the Advisers Act provides that any contract is void if its performance would violate a provision of the Advisers Act), and as a result of the failure in 1998 to file with the SEC a preliminary proxy statement in connection with a shareholder vote principally relating to an amendment to the Investment Advisory Agreement. The amendment was intended to reflect more accurately the manner in which the Fund was calculating the fee and to change the period used to calculate that fee from an annual to a quarterly basis in an effort to more clearly account for the liability, and to facilitate more timely distributions to shareholders.

     The Fund, with the advice of counsel, does not believe that either of these purported reasons serves as a basis for invalidating the Investment Advisory Agreement. As discussed above, the Fund believes that the formula in the Investment Advisory Agreement for calculating the incentive fee is consistent with the Advisers Act, and in any case the Investment Adviser has reimbursed the Fund for the amount by which the incentive payments it actually received exceed the amount that would have been paid under what it believes to be the Staff's formula, plus interest. The Fund, with the advice of counsel, also believes that the Investment Advisory Agreement should not be invalidated even if the formula for calculating the incentive fee is inconsistent with the Advisers Act.

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

     The Fund, with the advice of counsel, also disagrees with the Staff that the failure to file a preliminary proxy statement should result in the Investment Advisory Agreement being deemed invalid, particularly where, as here, a final proxy statement describing the proposed amendment was sent to shareholders, the shareholders and the Fund's independent directors approved the amendments to the Investment Advisory Agreement in 1998, the independent directors have approved the amended Agreement every year since 1998, and the Fund has performed well since 1998. Fund counsel also has advised the Fund that courts have held that, by itself, the failure to file a preliminary proxy statement is a technical violation for which no sanction generally should be applied.

     The Staff has advised the Fund that it believes that, if the Investment Advisory Agreement is not valid, then under the Advisers Act the Investment Adviser is entitled only to the lesser of: (a) the amount it actually received from the Fund under that Agreement, and (b) its actual expenses incurred in performing the services under that Agreement.

     Nonetheless, the Fund and the Investment Adviser, with the advice of counsel, believe that even if the Investment Advisory Agreement were considered to be not valid, under state law and other legal principles the Investment Adviser would be entitled to reasonable compensation for the services it has performed for the Fund. The Fund's board of directors, which for this purpose is comprised only of the independent directors, has determined that, under the circumstances, a reasonable level of compensation is the amount of compensation that was provided for in the Investment Advisory Agreement, less the reimbursement from the Investment Adviser of $254,244.37 to resolve the issue identified by the Staff concerning the appropriate formula for calculating the incentive fee.

     The independent directors' determination was based on, among other things, the shareholders' approval of the Investment Advisory Agreement in 1998; the independent directors' approval of that Agreement in every year since and including 1998; the fact that the Investment Adviser has in fact performed under the Investment Advisory Agreement in the manner expected by the board, and has achieved strong results for Fund shareholders; the technical nature of the issues asserted by the Staff, which do not affect the fundamental nature of the relationship between the Fund and the Investment Adviser; the board's desire to avoid the substantial costs and difficulties of litigating with the Investment Adviser in order to determine a reasonable level of compensation; and the possibility that, if the Investment Adviser was forced to repay a substantial portion of the fees that it had received from the Fund since 1998, the relationship between the Investment Adviser and the Fund might be discontinued, creating a significant issue for the Fund in trying to find an acceptable replacement investment adviser that could successfully manage the existing and future portfolio of the Fund.

                     E&Y'S REFUSAL TO ISSUE AN AUDIT OPINION

     The Fund does not believe that E&Y has identified any issues with the Fund's financial statements, other than the calculation of the incentive fee and the potential invalidity of the Investment Advisory Agreement, which would have prevented E&Y from issuing an unqualified audit opinion on those financial statements.

     From the time that the SEC Staff advised the Fund of the potential invalidity of the Investment Advisory Agreement, the Fund and the Investment Adviser worked closely with E&Y to try to provide information, documents and other materials that would permit E&Y to issue an audit opinion. Among other things, the Fund: prepared draft language to insert into its Form 10-K to disclose this issue; prepared a draft footnote to its financial statements disclosing this issue; and offered to E&Y an opinion of the Fund's outside counsel to the effect that, among other things, it is unlikely that a court would invalidate the Investment Advisory Agreement, and that even if a court did invalidate that Agreement, the invalidation ought not to have a material effect on the financial condition or results of operations of the Fund.

     On several occasions the Fund and the Investment Advisor believed that E&Y had decided to issue an audit opinion, but ultimately E&Y declined to do so. E&Y eventually requested that the Fund's outside counsel issue an opinion to the effect that the likelihood of any material, adverse effect to the Fund from this issue would be "remote," as defined in an accounting pronouncement that all parties -- including E&Y -- appear to agree is not applicable in this instance. In addition, such an opinion is not required, or even recognized, by any auditing or accounting standards of which the Fund or the Investment Adviser is aware.

     Fund counsel remained willing to issue the opinion described above. However, in the absence of court cases or other authority directly on point (among other reasons), the Fund's counsel was unable to use the "remote" standard.


                           EFFECT OF NO AUDIT OPINION

     As a result of the Fund's inability to obtain an audit opinion on its financial statements for the fiscal year ending December 31, 2003, the Fund has been unable to file with the SEC its annual report on Form 10-K for that year, and was unable to send its annual report to shareholders. The Fund also has been unable to file its quarterly report for the quarter ending March 31, 2004.

     The Fund's failure to file with the SEC the Form 10-K and 10-Q, and to send its annual report to shareholders, has caused it to fail to meet its reporting obligations under the federal securities laws and the rules and regulations thereunder. In addition, until the Fund is able to send its annual report to shareholders, the Fund cannot conduct a proxy solicitation to elect directors.

     The Fund intends to engage a new independent audit firm as promptly as possible and, assuming that firm provides an audit opinion on the Fund's financial statements, the Fund will file its Form 10-K and Form 10-Q with the SEC promptly thereafter, will promptly send its annual report to shareholders, and will conduct a proxy solicitation to elect directors. The Fund is attaching as an exhibit to this report on Form 8-K a draft of its annual report on Form 10-K for the fiscal year ending December 31, 2003, containing unaudited financial statements.

     The Fund's failure to file the Form 10-K has also caused it to fail to meet the requirements for continued listing on Nasdaq, and the Fund's shares may be

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removed from trading on Nasdaq. In such a case, the Fund's shares would trade in the "pink sheets," and the Fund would, upon receiving an audit report on its financial statements, seek relisting on Nasdaq as promptly as possible under the rules of Nasdaq. There is no assurance, however, that if the Fund's shares are removed from trading on Nasdaq, the Fund's shares subsequently will be readmitted for trading on Nasdaq.

     The Fund's inability to obtain an audit report on its financial statements has also caused it to be unable to pursue a registration statement to effect a rights offer or other public offer to raise additional money. This has prevented the Fund from raising money that it had intended to use to make additional Fund investments, so as to further diversify the Fund's portfolio.

     In addition, if the Fund's inability to obtain an audit report interferes with its ability to raise capital by borrowing and making an offering of its securities, it will need to find other means to make sufficient distributions to shareholders by the end of 2004 in order to preserve its advantageous tax status as a regulated investment company under Subchapter M of the Internal Revenue Code.

                          OTHER MATTERS RELATING TO E&Y

     E&Y has been the Fund's auditor since 1999, and has never issued an adverse opinion, disclaimer of opinion, or a qualified opinion with respect to the Fund's financial statements. E&Y also has not withdrawn, qualified or modified its audit report for any of the Fund's prior financial statements.

     Prior to the issues relating to the calculation of the incentive fee and the potential invalidity of the Investment Advisory Agreement, the Fund has not had any disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its audit report.

     In addition, prior to the issues relating to the calculation of the incentive fee and the potential invalidity of the Investment Advisory Agreement:

1. E&Y has never advised the Fund that the Fund's internal controls necessary for the Fund to develop reliable financial statements do not exist;

2. E&Y has never advised the Fund that information had come to E&Y's attention that led it to no longer be able to rely on management's representations, or that had made E&Y unwilling to be associated with the financial statements prepared by the Fund's management;

3. E&Y has never advised the Fund that E&Y needed to expand significantly the scope of its audit or that information had come to E&Y's attention that, if further investigated, might have: (a) materially impacted the fairness or reliability of any prior audit reports or underlying financial statements or the financial statements for the fiscal year ending December 31, 2003, or (b) caused

E&Y to be unwilling to rely on management's representations or be associated with the Fund's financial statements; or

4. E&Y has never advised the Fund that information had come to E&Y's attention that it concluded materially impacted the fairness or reliability of either a previously issued audit report or the underlying financial statements of the Fund, or the financial statements of the Fund for the fiscal year ending December 31, 2003 (including information that, unless resolved to the accountant's satisfaction, would have prevented E&Y from rendering an unqualified audit report on those financial statements).

     Concurrently with filing with the SEC this report on Form 8-K, the Fund also is providing a copy of the report to E&Y, and has requested that E&Y furnish the Fund with a letter addressed to the SEC stating whether E&Y agrees with the statements made by the Fund in this Form 8-K and, if not, stating the respects in which E&Y does not agree. The Fund intends to file E&Y's letter with the SEC, as an exhibit to this report, within ten business days from the date of this report, and in any event within two business days of receiving the letter from E&Y. In this regard, the Fund has requested E&Y to provide the letter as promptly as possible so that the Fund can file the letter with the SEC within ten business days from the date of this report.

     E&Y was provided with, reviewed, and commented upon a draft of this report on Form 8-K, and E&Y's comments are reflected in this report to the extent the Fund determined them to be appropriate.



Item 7.  Financial Statements and Exhibits

         (c) Exhibits.

             99.1 Unaudited Draft Annual Report of Form 10-K for Renaissance Capital Growth & Income Fund III, Inc. for the year ended December 31, 2003.

                                       8
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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2004           Renaissance Capital Growth & Income Fund III, Inc.
                               (Registrant)


                              By:   /s/ Russell Cleveland
                                 _______________________________________________
                                 Russell Cleveland, President

                                       9
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                                INDEX TO EXHIBITS

Exhibit
NUMBER                  DESCRIPTION
------                  -----------

99.1                    Unaudited   Draft   Annual   Report  of  Form  10-K  for
                        Renaissance Capital Growth & Income Fund III, Inc. for the year ended December 31, 2003.